Lehman Brothers First Trust Income Opportunity Fund
Form: N-SAR December 31, 2003
Attachment - Item 77O

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Transactions effected pursuant to Rule 10f-3

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     Transaction  #1:  Lehman  Brothers  First Trust  Income  Opportunity  Fund,
purchase of Dex Media West, Inc., 9.875%, 8/15/13


1. From whom was the securities acquired.
     J.P. Morgan Securities Inc. J.P. Morgan Securities Inc. was not an affiliated underwriter of the Fund.

2. Identify the underwriting syndicate's members.
     Lehman Brothers was the affiliated underwriter of the Fund and the syndicate included various other underwriters.

3. Terms of the transaction.
     The Lehman Brothers First Trust Income Opportunity Fund, managed by Lincoln Capital Fixed Income Management Company, purchased 1,400,000 face of corporate bonds of Dex Media West, Inc., a company in continuous operation for greater than 3 years, in an initial public offering at the offering price of $100.00 per share on August 15, 2003. The underwriting gross spread paid was 2.75% per share. The percentage of the offering purchased by the Lehman Brothers First Trust Income Opportunity Fund was 0.18% of the total offering. The percentage of the offering purchased by the Sub-adviser was 0.18%. The security purchased was part of an issue registered with the Securities and Exchange Commission and was part of a firm commitment underwriting.

4. Information or materials upon which the determination described in paragraph
(h)(3) of the rule 10f-3 was made.

     The information described in item 1 through 3 above was provided to the Board of Directors at its regularly scheduled 2003 third quarter meeting as well as information supporting the reasonableness of the 2.75% per share gross spread paid to certify that the purchase was made in compliance with the Board adopted rule 10f-3 procedures.

     Transaction #2: Lehman Brothers First Trust Income Opportunity Fund, purchase of Cincinnati Bell, Inc., 8.325%, 1/15/14


1. From whom was the securities acquired.
     Bank of America Securities LLC. Bank of America Securities LLC was not an affiliated underwriter of the Fund.

2. Identify the underwriting syndicate's members.
     Lehman Brothers was the affiliated underwriter of the Fund and the syndicate included various other underwriters.

3. Terms of the transaction.
     The Lehman Brothers First Trust Income Opportunity Fund, managed by Lincoln Capital Fixed Income Management Company, purchased 2,575,000 face of corporate bonds of Cincinnati Bell, Inc. a company in continuous operation for greater than 3 years, in an initial public offering at the offering price of $100.00 per share on October 31, 2003. The underwriting gross spread paid was 1.96% per share. The percentage of the offering purchased by the Lehman Brothers First Trust Income Opportunity Fund was 0.48% of the total offering. The percentage of the offering purchased by the Sub-adviser was1.39%. The security purchased was part of an issue registered with the Securities and Exchange Commission and was part of a firm commitment underwriting.

4. Information or materials upon which the determination described in paragraph
(h)(3) of the rule 10f-3 was made.

     The information described in item 1 through 3 above was provided to the Board of Directors at its regularly scheduled 2003 fourth quarter meeting as well as information supporting the reasonableness of the 1.96% per share gross spread paid to certify that the purchase was made in compliance with the Board adopted rule 10f-3 procedures.


     Transaction #3: Lehman Brothers First Trust Income Opportunity Fund, purchase of Dex Media, Inc., 8.00%, 11/15/13


1. From whom was the securities acquired.
     J.P. Morgan Securities Inc. J.P. Morgan Securities Inc. was not an affiliated underwriter of the Fund.

2. Identify the underwriting syndicate's members.
     Lehman Brothers was the affiliated underwriter of the Fund and the syndicate included various other underwriters.

3. Terms of the transaction.
     The Lehman Brothers First Trust Income Opportunity Fund, managed by Lincoln Capital Fixed Income Management Company, purchased 2,025,000 face of corporate bonds of Dex Media, Inc., a company in continuous operation for greater than 3 years, in an initial public offering at the offering price of $100.00 per share on November 03, 2003. The underwriting spread paid was 1.65% per share. The percentage of the offering purchased by the Lehman Brothers First Trust Income Opportunity Fund 0.41% of the total offering. The percentage of the offering purchased by the Sub-adviser was 1.00%. The security purchased was part of an issue registered with the Securities and Exchange Commission and was part of a firm commitment underwriting.

4. Information or materials upon which the determination described in paragraph
(h)(3) of the rule 10f-3 was made.

     The information described in item 1 through 3 above was provided to the Board of Directors at its regularly scheduled 2003 fourth quarter meeting as well as information supporting the reasonableness of the 1.65% per share gross spread paid to certify that the purchase was made in compliance with the Board adopted rule 10f-3 procedures.


     Transaction #4: Lehman Brothers First Trust Income Opportunity Fund, purchase of Dex Media, Inc., 0.00%, 11/15/13



1. From whom was the securities acquired.
     J.P. Morgan Securities Inc. J.P. Morgan Securities Inc. was not an affiliated underwriter of the Fund.

2. Identify the underwriting syndicate's members.
     Lehman Brothers was the affiliated underwriter of the Fund and the syndicate included various other underwriters.

3. Terms of the transaction.
     The Lehman Brothers First Trust Income Opportunity Fund, managed by Lincoln Capital Fixed Income Management Company, purchased 1,625,000 face of corporate bonds of Dex Media, Inc., a company in continuous operation for greater than 3 years, in an initial public offering at the offering price of $64.314 per share on November 03, 2003. The underwriting gross spread paid was 1.50% per share. The percentage of the offering purchased by the Lehman Brothers First Trust Income Opportunity Fund 0.27% of the total offering. The percentage of the offering purchased by the Sub-adviser was 1.03%. The security purchased was part of an issue registered with the Securities and Exchange Commission and was part of a firm commitment underwriting.

4. Information or materials upon which the determination described in paragraph
(h)(3) of the rule 10f-3 was made.

     The information described in item 1 through 3 above was provided to the Board of Directors at its regularly scheduled 2003 fourth quarter meeting as well as information supporting the reasonableness of the 1.50% per share gross spread paid to certify that the purchase was made in compliance with the Board adopted rule 10f-3 procedures.